                                      ARMCO INC.

                                          To

                                THE FIFTH THIRD BANK,
                                       Trustee



                      ------------------------------------------
                             SUPPLEMENTAL INDENTURE NO. 2

                            Dated as of September 1, 1997

                                          to

                                      INDENTURE

                             Dated as of October 1, 1992

                      ------------------------------------------

                                  U.S. $150,000,000

                              9% Senior Notes Due 2007

                                    ARMCO INC.

                          SUPPLEMENTAL INDENTURE NO. 2
                          Dated as of September 1, 1997


                            9% Senior Notes Due 2007
                       9% Senior Exchange Notes Due 2007

         SUPPLEMENTAL INDENTURE NO. 2, dated as of September 1, 1997, between ARMCO INC., a corporation duly organized and existing under the laws of the State of Ohio with executive offices located at One Oxford Centre, 301 Grant Street, Pittsburgh, PA 15219-1415 (hereinafter sometimes called the "Company") and The Fifth Third Bank with offices located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (hereinafter sometimes called the "Trustee") as Trustee under an indenture of the Company dated as of October 1, 1992 (the "Base Indenture") as supplemented by Supplemental Indenture No. 1 dated as of October 1, 1992 (together, the "Indenture").

                             RECITALS OF THE COMPANY

         Section 2.01 of the Indenture provides for the issuance from time to time of debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities") of the Company, issuable for the purposes and subject to the limitations contained in the Indenture. The Company has duly authorized the creation of an issue of its Debt Securities named its 9% Senior Notes Due 2007 (hereinafter the "Initial Notes") of the tenor and in the amount hereinafter set forth and, if and when issued pursuant to a registered exchange for the Initial Notes as contemplated by the Registration Agreement, the Company's 9% Senior Exchange Notes Due 2007, (hereinafter the "Exchange Notes" and, together with the Initial Notes, the "Notes").

         Section 10.01 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into one or more indentures supplemental to the Indenture to establish, among other things, the form and terms of Debt Securities of any series as permitted by Section 2.02 of the Indenture and to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power therein conferred upon the Company.

         The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 2, and all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture No. 2 a valid agreement of the Company, in accordance with its terms.

                    NOW, THEREFORE, THIS SUPPLEMENTAL
                      INDENTURE NO. 2 WITNESSETH:

         For and in consideration of the premises and the purchase of the Debt Securities of the series provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities of such series, as follows:

                               ARTICLE I.
                         The Series of Notes

         SECTION 101. The aggregate principal amount (except as provided in Section 2.08 of the Indenture) of Notes which may be authenticated and delivered according to the terms of this Supplemental Indenture No. 2 is specified in Section 2.2 of Appendix A hereto. The Initial Notes and the Exchange Notes shall for purposes of the Indenture, constitute a single Series of Debt Securities.

         SECTION 102. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Supplemental Indenture No. 2. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Supplemental Indenture No. 2. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 2 to Appendix A, which is hereby incorporated in and expressly made a part of this Supplemental Indenture No. 2. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits 1 and 2 to Appendix A are part of the terms of this Supplemental Indenture No. 2. If any provision of this Supplemental Indenture No. 2 limits, qualifies, or conflicts with any term or provision of the Notes, such provision in the Notes shall control.

                                ARTICLE II.
                  Relation To Indenture; Definitions

         SECTION 201. Relation to the Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture and shall be construed in connection with and as part of the Indenture.

         SECTION 202. Definitions in the Indenture. For all purposes of this Supplemental Indenture No. 2, capitalized terms used herein without definition shall have the meanings specified in the Indenture. If any term is defined in this Supplemental Indenture No. 2 and in the Indenture, such term shall have the meaning assigned to it in this Supplemental Indenture No. 2.

         SECTION 203. Definitions. For all purposes of this Supplemental Indenture No. 2, except as expressly provided or the context otherwise requires:

         "Additional Assets" means (i) any Property or assets (other than Indebtedness and Capital Stock) that the Board of Directors determines to be useful in the conduct of the business of the Company and its Subsidiaries, whether or not such business is conducted on the date of the original issuance of the Notes ("Approved Business"), (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary, or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in an Approved Business.

         "Additional Core Assets" means (i) any Property or assets (other than Indebtedness or Capital Stock) used or intended for use in the Core Business, (ii) the Capital Stock of a Person engaged in the Core Business that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary engaged in the Core Business, or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary engaged in the Core Business.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, membership or other ownership interests, by contract or otherwise), provided that, in any event, each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director (or equivalent) of such Person and neither the Company nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other.

         "AFSC" means Armco Financial Services Corporation.

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger, but excluding any Restricted Payment or Sale and Leaseback Transaction) by such Person or any of its Restricted Subsidiaries (including any consolidation, merger or other sale of any such Restricted Subsidiaries with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a wholly owned Restricted Subsidiary of such Person or by such Person to a wholly owned Restricted Subsidiary of such Person) in any single transaction or series of transactions of (i) shares of

Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) all or substantially all the Property of any division, business segment or comparable line of business of such Person or any of its Restricted Subsidiaries or (iii) any other Property of such Person or any of its Restricted Subsidiaries having a Fair Market Value in excess of $5,000,000 and transferred, conveyed, sold, leased or otherwise disposed of outside of the ordinary course of business of such Person or Restricted Subsidiary; provided that the term "Asset Sale," when used with respect to the Company, shall not include (x) any asset disposition permitted pursuant to Section 310 which constitutes a disposition of all or substantially all of the Company's assets, (y) a disposition of obsolete assets in the ordinary course of business or (z) a sale or transfer of accounts receivable under the Credit Facilities.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such Initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of the balance sheet of such Person in accordance with GAAP.

         "Average Life" means, as of any date, with respect to any debt security or Redeemable Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal or redemption (including any sinking fund or mandatory redemption payment requirements) of such debt or equity security multiplied in each case by (y) the amount of such principal or redemption payment by (ii) the sum of all such principal or redemption payments.

         "Bankruptcy Code" means the Federal Bankruptcy Act or Title 11 of the United States Code.

         "Capital Expenditure Indebtedness" means Indebtedness Incurred by any Person to finance the purchase or construction of any Property acquired (other than from an Affiliate) or constructed by such Person so long as (i) the purchase or construction price for such Property is or should be included in "addition to property, plant or equipment" in accordance with GAAP, (ii) the acquisition or construction of such Property is not part of any acquisition of a Person or business unit, and (iii) such Indebtedness is Incurred within 360 days of the acquisition or completion of construction of such Property.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person.

         "Change of Control" means an event or series of events by which
(i)(A) the Company consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or group of Persons or (B) any Person consolidates with or merges into the Company, in the case of either (A) or (B) pursuant to a transaction or series of transactions (other than a transaction or series of transactions between the Company and a wholly owned Restricted Subsidiary of the Company) as a result of which the existing shareholders of the Company immediately prior thereto hold less than 50% of the combined voting power of the Voting Stock of the surviving Person, or (ii) any "person" or "group" (each as defined in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of Voting Stock of the Company, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "Change of Control Offer" has the meaning given such term in Section 305(a).

         "Change of Control Payment Date" has the meaning given such term in
Section 305(b).

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, (B) if the Trustee is able to obtain only one Reference Treasury Dealer Quotation from the Reference Treasury Dealers, such Quotation, or (C) if the Trustee is not able to obtain any Reference Treasury Dealer Quotations from the Reference Treasury Dealers, the average of the Reference Treasury Dealer Quotations obtained from two other Primary Treasury Dealers designated by the Company as Reference Treasury Dealers for the purpose of determining such Comparable Treasury Price.

         "Consolidated EBITDA" of any Person means, for any period, the Consolidated Net Income of such Person, (i) increased (to the extent deducted in determining Consolidated Net Income) by the sum of (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP (other than income taxes attributable to extraordinary gains), (B) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, other than interest capitalized by such Person or its Restricted Subsidiaries during such period, (C) depreciation and amortization expenses of such Person and its Restricted Subsidiaries for such period, including without limitation, amortization of capitalized debt issuance costs, and (D) other non-cash items of such Person and its Restricted Subsidiaries for such period to the extent such non-cash items reduce Consolidated Net Income (excluding any non-cash charge that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) minus non-cash items to the extent such non-cash items increase the Consolidated Net Income (excluding any items which represent the reversal of any accrual or reserve for cash charges established in any prior period) of such Person and its Restricted Subsidiaries and (ii) decreased (to the extent included in determining Consolidated Net Income) by any revenues accrued but not received by such Person or any of its Restricted Subsidiaries from any other Person (other than such Person or its Restricted Subsidiaries) in respect of any Investment for such period, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four consecutive fiscal quarters for which consolidated financial statements in respect thereof are available immediately prior to the relevant Transaction Date (the "Determination Period") to (ii) the aggregate amount of Consolidated Interest Expense of such Person for the Determination Period; provided, however, that for purposes of calculating the Consolidated Interest Coverage Ratio of any specified Person, the Consolidated EBITDA and Consolidated Interest Expense of such specified Person shall be calculated on a pro forma basis as if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio had taken place on the first day of the Determination Period, and shall (A) include the Consolidated Interest Expense in respect of any Indebtedness Incurred by such Person subsequent to the first day of the Determination Period and prior to the Transaction Date as if such Indebtedness had been Incurred on the first day of the Determination Period, (B) exclude, from the first day of the Determination Period, the Consolidated Interest Expense in respect of (1) any Indebtedness of such Person that has been redeemed or retired subsequent to the first day of the Determination Period and prior to the Transaction Date and (2) if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Indebtedness, any Indebtedness (x) that the Company anticipates as of the time of determination will be redeemed or retired with the proceeds of, and within 90 days following the Incurrence of, such Indebtedness giving rise to such need or (y)

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with respect to which the Company has deposited or caused to be deposited irrevocably with the Trustee or Fiscal Agent for such Indebtedness funds sufficient to redeem or retire such Indebtedness or has irrevocably committed to redeem such Indebtedness, (C) include the Consolidated EBITDA and Consolidated Interest Expense of any other Person acquired subsequent to the first day of the Determination Period and prior to the Transaction Date by such specified Person as a Restricted Subsidiary of such specified Person as if such Person had been acquired on the first day of the Determination Period, (D) exclude, from the first day of the Determination Period, the Consolidated EBITDA of such specified Person directly attributable to any Property of such specified Person (including, without limitation, Capital Stock) which was the subject of an Asset Sale at any time subsequent to the first day of the Determination Period and prior to the Transaction Date and
(E) for purposes of Section 303 and Section 310 where the Consolidated Interest Coverage Ratio is calculated to give effect to the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, such calculation shall also include the Consolidated EBITDA and Consolidated Interest Expense of any other Person to be acquired by such specified Person as a Restricted Subsidiary of such specified Person in connection with the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio. When the Consolidated Interest Coverage Ratio is determined with respect to the Company, the term "Restricted Subsidiary" shall be deemed to include any Unrestricted Subsidiary that became a Restricted Subsidiary at any time between the first day of the Determination Period and the Transaction Date, provided that such Subsidiary is a Restricted Subsidiary on the Transaction Date.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (i) the sum of (A) the aggregate amount of cash and non-cash interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (u) capitalized interest, (v) any amortization of debt discount, (w) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest, and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid, accrued or scheduled to be paid or accrued, during such period; (B) Preferred Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (C) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (D) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (E) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries (other than Guarantees relating to obligations of customers, either of such Person or any of its Restricted Subsidiaries, that are made in the ordinary course of business consistent with the past practices of such Person or such Restricted Subsidiaries), the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted

Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

"Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) all items classified as extraordinary, (ii) any net loss or net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period, (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) gains or losses in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by contract or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person,
(vii) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP, and (viii) the effect of the adoption of Statement of Financial Accounting Standards No. 106 ("SFAS 106") to the extent expenses recognized pursuant to such adoption exceed the amounts with respect to such expenses which would have been recognized during such period using the "pay as you go" accounting method; provided further that there shall be included in determining the net income or net loss of such person expenses that would have been recognized using the "pay as you go" accounting method to the extent that such expenses exceed the expenses recognized during such period pursuant to SFAS 106.

         "Consolidated Net Tangible Assets" of any Person means the sum of Tangible Assets of such Person and its Restricted Subsidiaries after eliminating inter-company items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Restricted Subsidiaries.

         "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person.

         "Core Business" means the specialty flat-rolled steel business.

         "Corporation" includes corporations, associations, companies and business trusts.

         "Credit Facilities" means the two bank credit facilities dated as of December 22, 1995 between the Company or Armco Funding Corporation, on the one hand, and the banks signatory thereto on the other, and all related notes, collateral documents, guarantees, instruments and other agreements executed in connection therewith, as the same may be amended, modified, supplemented, restated or Refinanced from time to time.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Determination Period" has the meaning specified in Section 203 under the definition of "Consolidated Interest Coverage Ratio."

         "Discharge" or "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under the Notes and to have satisfied all the obligations under the Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same and satisfaction of and discharging this Supplemental Indenture No. 2).

         "Eligible Receivables" means, as of any date, trade receivables (less allowance for doubtful accounts) of the Company and its Restricted Subsidiaries that would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of that date prepared in accordance with GAAP.

         "Equity Offering" means a registered public offering of common stock of the Company resulting in net proceeds to the Company in excess of $25.0 million.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Expiration Date" has the meaning specified in Section 309.

         "Fair Market Value" means, with respect to the total consideration received pursuant to any Asset Sale or any non-cash consideration received by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors as evidenced by a Certified Resolution.

         "fiscal year" means, with respect to the Company, the twelve consecutive months ending December 31.

         "GAAP" or "generally accepted accounting principles," with respect to any computation required or permitted hereunder shall, except as otherwise specifically provided, mean such accounting principles as are generally accepted in the United States of America at the date of such computation.

         "Guarantee" by an Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations Incurred in connection with acquisition of Property or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Interest Rate Protection Agreements at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Supplemental Indenture No. 2; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Initial Issue Date" means, September 12, 1997.

         "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect such Person or its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates, as in effect from time to time.

         "Investment" means, with respect to any Person, any direct, indirect or contingent (i) payment or transfer (including, without limitation, by means of any payment for Property or services for the account or use of another Person) of cash, Capital Stock or other Property, or assumption of Indebtedness, made by such Person in exchange for Capital Stock, notes or bonds of, or as a capital contribution to, any other Person or (ii) loan, advance or other extension of credit (including, without limitation, by means of a Guarantee, letter of credit or similar arrangement other than advances or loans to customers in the ordinary course of business that are recorded as accounts receivable of such Person or its Restricted Subsidiaries in accordance with GAAP) made by such Person to or on behalf of any other Person.

         "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Make-Whole Premium" means, with respect to a Note, an amount equal to the greater of (i) 1.0% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on September 15, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the outstanding principal amount of such Note.

         "Net Cash Proceeds" from any Asset Sale by any Person or its Restricted Subsidiaries means cash, cash equivalents or readily marketable securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Indebtedness or other obligations relating to the Properties sold or otherwise conveyed or received in any other non-cash form unless such non-cash consideration is immediately converted into cash therefrom by such Person or its Restricted Subsidiaries), net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary Incurred in connection with an Asset Sale of such type, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses Incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties in accordance with the terms of any Lien upon or with respect to such Properties or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, and (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such Asset Sale; provided that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow, and provided that any non-cash consideration received in connection with an Asset Sale, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with Section 309.

         "Non-Core Businesses" means the following businesses of the Company, including any tangible and intangible Property assets (excluding cash, Indebtedness and Capital Stock of any other Person (other than Capital Stock of Subsidiaries of AFSC that do not, directly or indirectly, hold Property or assets of the Core Business) held by such businesses), substantially as conducted and reported on June 30, 1997, (i) the Company's Sawhill Tubular division, (ii) Douglas Dynamics, L.L.C., (iii) Greens Port Industrial Park,
(iv) the Company's steelmaking facilities in Dover, Ohio, (v) AFSC and Subsidiaries of AFSC that do not, directly or indirectly, hold Property or assets of the Core Business and (vi) any other business other than the Core Business.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

         "Permitted Refinancing Indebtedness" means Indebtedness of the Company, the proceeds of which are used to Refinance outstanding Indebtedness of the Company or any Restricted Subsidiary, provided that (i) if the Indebtedness being Refinanced is pari passu with or subordinated in right of payment to the Notes, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Notes at least to the same extent as the Indebtedness being Refinanced, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being Refinanced and (iii) such Indebtedness has an Average Life at the time such Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; provided further that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, has an aggregate original issue price) not in excess of the aggregate principal amount then outstanding of the Indebtedness being Refinanced (or if the Indebtedness being Refinanced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus (A) prepayment premium and accrued interest on and defeasance costs associated with such Indebtedness being Refinanced and (B) plus fees and expenses associated with the Incurrence of such refinancing Indebtedness.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Prepayment Offer" has the meaning given such term in Section 309(a).

         "Prepayment Offer Notice" has the meaning given such term in Section 309(b).

         "Primary Treasury Dealer" has the meaning given such term in this
Section 203 as set forth in the definition of Reference Treasury Dealer.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

         "Qualified Capital Stock" means Capital Stock of the Company or any of its Restricted Subsidiaries that does not by its terms require any dividends, distributions, mandatory prepayment or redemption prior to the first anniversary following the Stated Maturity of the Notes.

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including, on the happening of an event), is required to be redeemed or is redeemable at the option of the holder thereof, in whole or part, prior to the Stated Maturity of the Notes, or is exchangeable for debt at any time, in whole or part, prior to the Stated Maturity of the Notes.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to Article IV of this Supplemental Indenture No. 2 and the Notes.

         "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for redemption of such Note pursuant to Article IV of this Supplemental Indenture No. 2 and the Notes, plus accrued and unpaid interest thereon to the Redemption Date.

         "Reference Treasury Dealer" means each of Salomon Brothers Inc and Chase Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding such redemption date.

         "Refinance" means, with respect to any Indebtedness, to renew, extend, refinance, refund, replace or repurchase, or be substituted for, such Indebtedness and "Refinancing" means the renewal, extension, refinancing, refunding, replacement or repurchasing of, or substitution for, such Indebtedness.

         "Registration Agreement" means, the registration agreement dated September 9, 1997 between the Company and the Initial Purchasers, for themselves and as representatives of each subsequent Holder of the Notes.

         "Repurchase Price" has the meaning given such term in Section 305.

         "Restricted Payment" means (i) a dividend or other distribution declared and paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared and paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments payable or made solely in Qualified Capital Stock, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease (including, but not limited to, in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature (after giving effect to any and all options to extend the maturity thereof) on or after the Stated Maturity of the Notes or
(iv) a payment made by the Company or any of its Restricted Subsidiaries to purchase, acquire, retire or redeem any Indebtedness of or equity interest in or otherwise to make any Investment in any Affiliate thereof or in any Person that would become an Affiliate thereof in connection with or as a result of such investment; provided, that Restricted Payments shall not include any payment or transfer of any Capital Stock of any Person in exchange for, or to purchase or otherwise acquire, Capital Stock of, or an equity interest in, another Person that is, or other Persons that are, or will, as part of such transaction, become, the successor or successors to substantially all of the assets and business of such first Person.

         "Restricted Subsidiary" means, (i) with respect to the Company, (A) any Subsidiary of the Company that exists on the Initial Issue Date other than AFSC and its Subsidiaries, (B) any other Subsidiary of the Company that the Company has not designated as an Unrestricted Subsidiary pursuant to
Section 311(a) and, (ii) with respect to a Person other than the Company and its Subsidiaries, a Subsidiary of such other Person.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Senior Indebtedness" means, at any date, any outstanding Indebtedness of the Company that is pari passu in right of payment with the Notes.

         "Significant Restricted Subsidiary" means each Restricted Subsidiary of the Company that (i) during the most recent four consecutive fiscal quarters of the Company for which financial information in respect thereof is available accounted for more than 10% of the Consolidated EBITDA of the Company or (ii) is the owner, directly or indirectly, of more than 10% of the Consolidated Net Tangible Assets of the Company, provided that clause (i) shall be determined on a pro forma basis in the case of a Restricted Subsidiary that became a Restricted Subsidiary during or subsequent to the end of such four-consecutive-fiscal-quarter period as if the transaction in which it became a Restricted Subsidiary occurred on the first day of such period.

         "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the principal or redemption price of such security is due and payable and, when used with respect to any installment of interest on a security, the fixed date on which such installment of interest is due and payable. The Stated Maturity of a Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its Property, less the net book value of all items that would be classified as intangibles under GAAP, including, without limitation, (i) licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements and organizational expenses, (ii) unamortized debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its Properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

         "Transaction Date" means the date of any transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Unrestricted Subsidiary" means (i) AFSC and its Subsidiaries and,
(ii) any Subsidiary of the Company that the Company has classified, pursuant to Section 311(a) as an Unrestricted Subsidiary and that has not been reclassified as a Restricted Subsidiary pursuant to Section 311(a).

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

                               ARTICLE III.

                                Covenants

         SECTION 301.   Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of assets or Property, the making of any Investment, the giving of any Guarantee, or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company), unless (i) such transaction or series of transactions is on terms no less favorable in the aggregate (including such factors as quality, delivery, service and acceptance by customers of the Company or such Subsidiary) to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company or such Subsidiary, and (ii) with respect to a transaction or series of transactions outside the ordinary course of business that has a Fair Market Value equal to or greater than $5,000,000, the terms thereof are set forth in writing and the Board of Directors (including a majority of the disinterested directors thereof) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause (i) of this Section 301(a), as evidenced by a Certified Resolution.

         (b)  The limitations contained in Section 301(a) shall not apply to
(i) any transaction with an officer or director of the Company or any Subsidiary of the Company entered into in the ordinary course of business consistent with past practice (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary of the Company) and the cash-out of supplemental pension benefits, or (ii) transactions between the Company and its Restricted Subsidiaries or among such Restricted Subsidiaries.

         SECTION 302.   Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted
Payment:

         (i)  any Default or Event of Default has occurred and is continuing;

         (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 303(a); or

         (iii) the aggregate amount expended or committed for all Restricted Payments from the Initial Issue Date (the amount so expended or committed, if other than in cash, to be determined in good faith by the Board of Directors and evidenced by a Certified Resolution) exceeds the sum of (A) 50% of the aggregate Consolidated Net Income of the Company and its Restricted Subsidiaries (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) subsequent to June 30, 1997 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment,
(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of Property other than cash, received by the Company subsequent to the Initial Issue Date, from capital contributions from its stockholders or from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock of the Company or of any convertible securities or debt obligations which have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock, and (C) the amount of the net reduction in Investments made as Restricted Payments in accordance with this sentence in Unrestricted Subsidiaries resulting from (1) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any wholly owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries,
(2) to the extent that any Investment in an Unrestricted Subsidiary that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Investment (less the cost of disposition, if any) or (3) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, such aggregate amount of the net reduction in such Investments not to exceed, in the case of any Unrestricted Subsidiary, the amount of such Investments made as Restricted Payments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

         (b) The limitations contained in Section 302(a) shall not prevent the Company or its Restricted Subsidiaries from:

         (i) paying a dividend on its Capital Stock within 60 days after declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the Indenture;

         (ii) repurchasing shares of its Capital Stock (A) solely in exchange for other shares of its Capital Stock (other than Redeemable Stock),
(B) to eliminate fractional shares or odd lots for up to an aggregate consideration in any fiscal year of the Company not to exceed $2,000,000, (C) pursuant to an order of a court of competent jurisdiction, or (D) in connection with repurchase provisions under employee stock option and stock purchase agreements or other agreements to compensate management employees of the Company;

         (iii) making cash payments in respect of stock appreciation rights granted to employees of the Company;

         (iv) the purchase for value of shares of Capital Stock of the Company (A) held by directors, officers or employees upon death, disability, retirement, or termination of employment or (B) to fund capital stock-based, long-term incentive programs, not to exceed $10,000,000 in the aggregate;

         (v) Restricted Payments for the redemption, repurchase or other acquisition of shares of Capital Stock of the Company in satisfaction of indemnification or other claims arising under any merger, consolidation, asset purchase or investment or similar acquisition agreement permitted under the Indenture, pursuant to which such shares of Capital Stock were issued;

         (vi) making payments to purchase or redeem Indebtedness made by exchange for, or out of the proceeds of, the substantially concurrent (A) sale or issuance of Capital Stock (other than Redeemable Stock) of the Company, or (B) Incurrence of Indebtedness of the Company that is contractually subordinated in right of payment to the Notes and has a Stated Maturity later than the Stated Maturity of the Notes and an Average Life greater than the remaining Average Life of any of the Notes;

         (vii) declaring and paying dividends on the Preferred Stock of the Company outstanding on the date of the Initial Issue Date;

         (viii) making Investments in Affiliates up to an aggregate of $15,000,000;

         (ix) making an Investment in an Affiliate as a result of which such Affiliate becomes a Restricted Subsidiary in compliance with the provisions of Section 311;

         (x) making an Investment by contributing or otherwise transferring to any Person or Persons all or any part of the Non-Core Businesses enumerated in clauses (i) through (v) of the definition of "Non-Core Businesses"; and

         (xi) making other Restricted Payments in an aggregate amount not to exceed $25,000,000 (after giving effect to the amount of the net reduction in any Investments made as Restricted Payments in reliance on this clause (xi) resulting from (A) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any such Investment, in each case to the extent received by the Company or any wholly owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, (B) to the extent that any such Investment in an Unrestricted Subsidiary is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Investment (less the cost of disposition, if any) or (C) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries).

         (c)  The payments permitted to be made pursuant to clauses (ii)(A),
(iii) (but only to the extent any such payments are included in determining Consolidated Net Income), (vi), (ix) and (x) of Section 302(b) shall be excluded for purposes of any future calculations pursuant to Section 302(a) of the aggregate amount of Restricted Payments outstanding. The payments permitted to be made pursuant to clauses (i), (ii)(B), (ii)(C), (ii)(D),
(iii) (but only to the extent that any such payments are not included in determining Consolidated Net Income), (iv), (v), (vii), (viii) and (xi) of
Section 302(b) shall be included for purposes of any future calculations pursuant to Section 302(a) of the aggregate amount of Restricted Payments outstanding.

         SECTION 303.   Limitation on Indebtedness.

         (a) The Company shall not, directly or indirectly, Incur any Indebtedness unless, immediately after the date of the transaction giving rise to such Indebtedness and after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof as if such Indebtedness had been Incurred and the proceeds thereof applied on the first day of the Determination Period, the Consolidated Interest Coverage Ratio of the Company at such date exceeds the ratio of 2.0 to 1.0.

         (b) The limitations contained in Section 303(a) shall not prevent the Company from Incurring the following Indebtedness (although any Indebtedness so Incurred shall be included, to the extent outstanding at the Determination Date, in any subsequent determination of the Consolidated Interest Coverage Ratio):

         (i) Indebtedness Incurred by the Company or by Armco Funding Corporation under the Credit Facilities, provided that the aggregate principal amount of all Indebtedness Incurred under this clause (i) at any one time outstanding does not exceed the greater of (A) $225,000,000 and (B) the sum of (1) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries and (2) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries, in the case of clauses (B)(1) and (B)(2) of this proviso, as of the end of the most recent fiscal quarter for which financial information in respect thereof is available immediately prior to the date of such Incurrence, determined in accordance with GAAP;

         (ii)  Indebtedness evidenced by the Notes;

         (iii) (A) Indebtedness of the Company in respect of Capital Lease Obligations or (B) Capital Expenditure Indebtedness directly Incurred by the Company, provided that the aggregate principal amount of all Indebtedness Incurred under subclauses (A) and (B) of this clause (iii) and the Indebtedness Incurred under Section 304(a)(iv) does not exceed $100 million at any one time outstanding;

         (iv) Indebtedness under Interest Rate Protection Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant;

         (v) Indebtedness of the Company to any wholly owned Restricted Subsidiary of the Company (but only so long as such Indebtedness is held by such wholly owned Restricted Subsidiary);

         (vi)  Indebtedness outstanding on the Initial Issue Date;

         (vii)  Permitted Refinancing Indebtedness;

         (viii) surety obligations of the Company and its Restricted Subsidiaries entered into in the ordinary course of business;

         (ix) Indebtedness of the Company and its Restricted Subsidiaries Incurred to finance the purchase of insurance in the ordinary course of business;

         (x) Indebtedness of the Company and its Restricted Subsidiaries Incurred from the honoring by a bank or other financial institution of a check or draft inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of notice of any such Incurrence; and

         (xi) Indebtedness not otherwise permitted to be Incurred under clauses (i) through (x) of this Section 303(b), which, together with any other outstanding Indebtedness Incurred under clause (xi) of this Section 303(b), has an aggregate principal amount not in excess of $40,000,000 at any one time outstanding.

         SECTION 304. Limitation on Restricted Subsidiary Indebtedness and Preferred Stock.

         (a) The Company shall not permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness or Preferred Stock, except:

         (i)(A) Indebtedness or Preferred Stock outstanding on the Initial Issue Date or (B) Indebtedness Incurred under the Credit Facilities to the extent permitted by clause (i) of Section 303(b);

         (ii) Indebtedness or Preferred Stock issued to and held by the Company or a wholly owned Restricted Subsidiary of the Company (but only so long as such Indebtedness or Preferred Stock is held or owned by the Company or a wholly owned Restricted Subsidiary of the Company);

         (iii) (A) Indebtedness of a Restricted Subsidiary in respect of Capital Lease Obligations or (B) Capital Expenditure Indebtedness directly Incurred by a Restricted Subsidiary, provided that after giving effect to such Indebtedness the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 303(a);

         (iv) (A) Indebtedness of a Restricted Subsidiary in respect of Capital Lease Obligations or (B) Capital Expenditure Indebtedness directly Incurred by a Restricted

    Subsidiary, provided that the aggregate principal amount of all Indebtedness Incurred under clauses (iv)(A) and (iv)(B) of this Section 304(a) and the Indebtedness Incurred under Section 303(b)(iii) does not exceed $100 million at any one time outstanding; and

         (v) Indebtedness or Preferred Stock Incurred in exchange for, or the proceeds of which are used to Refinance, Indebtedness or Preferred Stock of equal or higher ranking referred to in clauses (i) through (iv) of this Section 304(a), so long as (A) the principal amount of such Indebtedness or the liquidation value of such Preferred Stock so Incurred does not exceed the principal amount or liquidation value of the Indebtedness or Preferred Stock so exchanged or Refinanced and (B) the Indebtedness or Preferred Stock so Incurred has a Stated Maturity or final redemption date later than the Stated Maturity or final redemption date (if any) of, and an Average Life that is longer than that of, the Indebtedness or Preferred Stock being exchanged or Refinanced.

         (b) Any Indebtedness or Preferred Stock Incurred pursuant to clauses (i) through (v) of Section 304(a) will be included, to the extent outstanding at the Determination Date, in any subsequent determination of the Consolidated Interest Coverage Ratio.

         SECTION 305.   Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, pursuant to the offer described in Section 305(b) (the "Change of Control Offer") at a price (the "Repurchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

         (b) Within 30 calendar days subsequent to the date of any Change of Control, the Company shall mail a notice to each Holder and to the Trustee stating:

         (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 305, and that all Notes that are timely tendered will be accepted for payment;

         (ii) the Repurchase Price and the repurchase date, which shall be a date occurring no earlier than 30 days and no later than 60 days subsequent to the date on which such notice is mailed (the "Change of Control Payment Date");

         (iii) that any Note (or any portion thereof) not tendered will continue to accrue interest;

         (iv) that any Note (or any portion thereof) accepted for payment pursuant to the Change of Control Offer (and duly paid on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date;

         (v) that any Holder electing to have a Note (or any portion thereof) repurchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Election of Holder to Require Repurchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice on or prior to the close of business on the Change of Control Payment Date;

         (vi) that any Holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing the Holder's election to have such Notes repurchased;

         (vii) that any Holder that elects to have a portion of its Notes repurchased must specify the principal amount that is being tendered for repurchase, which principal amount must be in an integral multiple of $1000; and

         (viii) any other information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the decision to tender their Notes (including, but not limited to, a description of the circumstances and relevant facts regarding the events requiring the Company to make the Change of Control Offer), or is necessary to enable Holders to tender their Notes (or any portion thereof) and to have such Notes repurchased pursuant to this Section 305.

At the Company's request, the Trustee shall give the notice required in this clause (b) in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses (i) - (viii) above.

         (c) On the Change of Control Payment Date, the Company shall (i) accept for payment any Note (or portion thereof) tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the Repurchase Price of any Note so tendered and (iii) deliver to the Trustee each Note so accepted together with an Officers' Certificate that states the aggregate principal amount of Notes tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Repurchase Price therefor. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 305, the Trustee shall act as the Paying Agent.

         (d) Notwithstanding the foregoing, if any Note (or any portion thereof) accepted for payment shall not be so paid pursuant to the provisions of this Section 305, then, from the Change of Control Payment Date until the principal of (and premium) and interest on such Note is paid, interest shall be paid on the unpaid principal (and premium) and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Note.

         (e) Upon surrender pursuant to this Section 305 of any Note tendered in part, the Company shall execute, and the Trustee shall authenticate and deliver, a new Note of the same series, of any authorized denomination, in an aggregate principal amount equal to the untendered portion of the surrendered Note.

         SECTION 306.   Limitation on Sale and Leaseback Transactions.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, except for a Sale and Leaseback Transaction not exceeding 360 days unless:

         (i) the Company or such Restricted Subsidiary is permitted to Incur such Indebtedness under Section 303 or Section 304, respectively;

         (ii) the Company or such Restricted Subsidiary would be permitted to Incur a Lien to secure Indebtedness or enter into a Sale and Leaseback Transaction pursuant to Section 307(b) or Incur a Lien on such Property that is the subject of such Sale and Leaseback Transaction pursuant to
    Section 307(a)(ii) without equally and ratably securing the Notes;

         (iii) the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the Property transferred; and

         (iv) if the Sale and Leaseback Transaction is, directly or indirectly, entered into, or assumed or Guaranteed by, the Company or such Restricted Subsidiary, or the Company or such Restricted Subsidiary otherwise becomes liable with respect thereto, more than 360 days after the Property subject to such Sale and Leaseback Transaction is acquired or constructed by the Company or such Restricted Subsidiary, the Company applies the proceeds of such Sale and Leaseback Transaction, net of all reasonable out-of-pocket expenses Incurred by the Company or such Restricted Subsidiary in connection therewith, which are customarily Incurred in connection with the Sale and Leaseback Transactions of such kind, in accordance with the provisions of Section 309 as if such Sale and Leaseback Transaction were an Asset Sale.

         SECTION 307.   Limitation on Liens.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, or any interest therein or any income or profits therefrom, unless the Notes are secured equally and ratably with (or prior to) any and all other Indebtedness secured by such Lien, except for:

         (i)  any Lien securing Indebtedness permitted under Section
303(b)(i);

         (ii) any Lien (A) in respect of Capital Lease Obligations or Capital Expenditure Indebtedness permitted to be Incurred by the terms of
    Section 303(a), Section 303(b)(iiii), Section 304(a)(iii) or Section 304(a)(iv), (B) existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary (and not Incurred in anticipation of such transaction) or (C) existing on any Property at the time of the acquisition thereof (and not Incurred in anticipation of such transaction) whether or not assumed by the Company or any Restricted Subsidiary; provided that in any such case such Lien may extend only to the Property so acquired or constructed and improvements thereon, and, in the case of any such Lien in respect of Capital Lease Obligations and Capital Expenditure Indebtedness, the real property on which such Property is located;

         (iii) any Lien Incurred to secure the performance of statutory obligations, bids, trade contracts, leases, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature Incurred in the ordinary course of business;

         (iv) any Lien to secure industrial revenue or development or pollution control bonds;

         (v)  any Lien to secure any Refinancing (or successive
    Refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (i) through (iv) of this Section 307(a) so long as such Lien does not extend to any other Property and the Indebtedness so secured is not increased;

         (vi)  any Lien securing only the Notes;

         (vii) any Lien in favor of the Company or a wholly owned Restricted Subsidiary;

         (viii) any Lien for taxes or assessments by other governmental charges or levies;

         (ix) any Lien to secure obligations under worker's compensation, unemployment insurance or other social security legislation, including Liens with respect to judgments which are not currently dischargeable;

         (x) materialmen's, mechanics', worker's, warehousemen's, landlord's and carriers' Liens or other like Liens created by law (or in a lease agreement in the case of landlord's Liens) and arising in the ordinary course of business;

         (xi)  any Lien existing on the Initial Issue Date;

         (xii) easements, rights of way, zoning and other similar restrictions or encumbrances Incurred in the ordinary course of business; and

         (xiii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings.

         (b) In addition to the foregoing, the Company and its Restricted Subsidiaries may Incur a Lien to secure Indebtedness or enter into a Sale and Leaseback Transaction, without equally and ratably securing the Notes, if the sum of (i) the amount of Indebtedness secured by all Liens entered into after the Initial Issue Date and (ii) the Attributable Value of all Sale and Leaseback Transactions or Capital Lease Obligations in respect thereof entered into after the Initial Issue Date and otherwise prohibited by the Base Indenture or this Supplemental Indenture No. 2 does not exceed 10% of the Company's Consolidated Net Tangible Assets.

         SECTION 308. Limitation Concerning Distributions or Transfers By Restricted Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, cause to exist or become effective or enter into any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary: (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its Property to the Company or any other Restricted Subsidiary, except for any encumbrance or restrictions pursuant to any agreement in effect on the date of the closing of the Offer made hereby or any Refinancing thereof containing encumbrances or restrictions no greater than in the agreement so Refinanced.

         SECTION 309.   Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

         (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the Property disposed of; and

         (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such Property (other than Non-Core Businesses enumerated in clauses (i) through (v) of the definition of "Non-Core Businesses" set forth in Section 203) is in the form of cash, cash equivalents, readily marketable securities or non-cash consideration that is immediately converted to cash, or the assumption by the purchaser of such Property of Senior Indebtedness (provided such Senior
    Indebtedness was not Incurred in connection with or in anticipation of such Asset Sale), provided that the Company must, at the Company's option.

         (A) (1) commit, or cause such Restricted Subsidiary to commit (such commitments to include amounts anticipated to be expended pursuant to the Company's capital investment plan (x) as adopted by the Board of Directors and (y) evidenced by the filing of an officer's certificate with the Trustee stating that the total amount of the Net

    Cash Proceeds of such Asset Sale is less than the aggregate amount contemplated to be expended pursuant to such capital investment plan within 24 months of the consummation of such Asset Sale) within 270 days of the consummation of such Asset Sale, to apply the Net Cash Proceeds of such Asset Sale to reinvest in Additional Core Assets or, if the applicable Asset Sale was a sale of a Non-Core Business, in Additional Assets and (2) apply, or cause such Restricted Subsidiary to apply, pursuant to such commitment (which includes amounts actually expended under the capital investment plan authorized by the Board of Directors), such Net Cash Proceeds of such Asset Sale within 24 months of the consummation of such Asset Sale; provided that if any commitment under this clause (A) is terminated or rescinded after the 225th day after the consummation of such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, shall have 45 days after such termination or rescission to (x) apply such Net Cash Proceeds pursuant to clause (B) or (C) below, or (y) to commit, or cause such Restricted Subsidiary to commit, to apply the Net Cash Proceeds of such Asset Sale to reinvest in Additional Core Assets or in Additional Assets, as the case may be, and/or

         (B) offer to apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the repayment of any Senior Indebtedness, or (to the extent of Net Cash Proceeds received from an Asset Sale by such Restricted Subsidiary) debt of a Restricted Subsidiary, and repay such Indebtedness of any lender or debt holder who accepts such offer or, in the case of any Indebtedness under a revolving credit facility, repay an amount outstanding thereunder equal to such Net Cash Proceeds and concurrently therewith, effect a permanent reduction in the committed availability thereunder, and/or

         (C) offer to apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the repayment of the Notes and repurchase any Notes properly tendered in acceptance of such prepayment offer (the "Prepayment Offer") on a pro rata basis at a purchase price at least equal to 100% of their principal amount plus interest accrued to the date of such repurchase; provided, that in the event the Net Cash Proceeds resulting from any Asset Sale, after giving effect to the purchase of Additional Core Assets or Additional Assets, as the case may be, and/or the repayment of Senior Indebtedness, are less than $10,000,000, the application of an amount equal to such Net Cash Proceeds to a pro rata offer to repurchase the Notes may be deferred until such time as such Net Cash Proceeds, together with Net Cash Proceeds from any prior or subsequent Asset Sales not otherwise applied in accordance with this
    Section 309(a), are at least equal to $10,000,000. To the extent that any portion of the amount of Net Cash Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase as provided in clause (C) of the immediately preceding sentence, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes.

         (b) Within 280 days from the date of an Asset Sale, the Company shall, if it chooses (or is obligated) to apply an amount equal to any remaining Net Cash Proceeds (or any portion thereof) to fund an offer to repurchase the Notes, send a written Notice

(a "Prepayment Offer Notice"), by first-class mail, to the Holders of the Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer (including, but not limited to, a description of the circumstances and relevant facts regarding the events requiring the Company to make the Prepayment Offer).
The Prepayment Offer Notice will contain all instructions and materials necessary to enable such Holder to tender pursuant to the Prepayment Offer. The Prepayment Offer Notice will also state:

         (i) that the Company is offering to purchase Notes pursuant to the provisions of this Section 309;

         (ii) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer will cease to accrue interest after the Purchase Date and that any Note (or any portion thereof) not tendered or accepted for payment shall continue to accrue interest at the rate prescribed therefor by such Note;

         (iii) the expiration date (the "Expiration Date") of the Prepayment Offer, which will be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Prepayment Offer;

         (iv) a settlement date (the "Purchase Date") for the purchase of Notes which shall be within five Business Days after the Expiration Date;

         (v) the aggregate principal amount of Notes to be purchased and the purchase price thereof; and

         (vi) a description of the procedure that a Holder must follow and any other information necessary to tender all or any portion of such Holder's Notes.

         At the Company's request, the Trustee shall give the Prepayment Offer Notice required in this paragraph (b) in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this paragraph (b).

         To tender any Note, a Holder must surrender such Note at the place or places specified in the Prepayment Offer Notice prior to the close of business on the Expiration Date (such securities being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing).
 Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder tendered, the certificate numbers of the Notes tendered and a statement that such Holder is withdrawing all or a portion of such tender. Any portion of Notes so tendered must be tendered or withdrawn in an integral multiple of $1,000 principal amount.

         (c) Notwithstanding the foregoing, if any Note (or any portion thereof) accepted for payment shall not be so paid pursuant to the provisions of Section 309(b), then, from the Purchase Date until the principal of (and premium, if any) and interest on such Note is paid, interest shall be paid on the unpaid principal (and premium, if any) and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case, at the rate prescribed therefor by such Note.

         (d) Upon surrender pursuant to this Section 309 of any Note tendered or accepted in part, the Company shall execute, and the Trustee shall authenticate and deliver, a new Note of the same series, of any authorized denomination, in an aggregate principal amount equal to the unpaid portion of the surrendered Note.

         SECTION 310.   Company May Consolidate, Etc.

         (a) The Company shall not merge or consolidate with any other corporation (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation) or sell, transfer or convey its Property or assets as an entirety or substantially as an entirety to any Person other than a wholly owned Restricted Subsidiary, unless:

         (i) the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, transfer or conveyance is made shall be a corporation organized and existing under the laws of the United States of America or a State or the District of Columbia and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company;

         (ii) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company (or the surviving entity if the Company is not continuing) would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 303(a), or, in the case of a merger or consolidation of the Company into or with a wholly owned Restricted Subsidiary, the Consolidated Interest Coverage Ratio of the surviving entity would be no less than the Consolidated Interest Coverage Ratio of the Company immediately prior to such merger or consolidation;

         (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions) as if such transaction had occurred on the first day of the Determination Period, the Company (or the surviving entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions;

         (v) the Company has delivered to the Trustee an Officer's Certificate stating that such consideration, merger, sale, conveyance or transfer and such supplemental indenture comply with this Section 310 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

         (vi) the Trustee shall have received an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or acquisition, and any such assumption, complies with the provisions of this Section 310.

         (b) In case of any such consolidation or merger or such sale, transfer or conveyance to a Person other than a Restricted Subsidiary in accordance with Section 310(a) and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company and the predecessor corporation shall thereupon be released from all liability with respect to the Notes, the Indenture and this Supplemental Indenture No. 2. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Armco Inc., any or all of the Notes which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, transfer or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         (c) If, upon any such consolidation, merger, sale, transfer or conveyance or upon any acquisition by the Company by purchase or otherwise of all or any part of the Property of any other corporation, any Property of the Company owned immediately prior thereto would thereupon become subject to any mortgage, lien, pledge, charge or encumbrance, the Company, prior to such consolidation, merger, sale, conveyance or acquisition, the Company, (or the surviving entity if the Company is not continuing) shall secure the Notes (equally and ratably with any other Indebtedness of the Company then entitled thereto) by a lien on all such Property of the Company prior to all liens charges and encumbrances other than any theretofore existing thereon;

         (d) The provisions of Article 11 of the Base Indenture are superseded and of no force or effect with respect to the Notes.

         SECTION 311.   Restricted and Unrestricted Subsidiaries.

         (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary has total assets of $1,000 or less, or (ii) such designation is effective immediately upon such Person becoming a Subsidiary of either the Company or any of its Restricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. Except as provided in clause (i) of the first sentence of this Section 311, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Subject to Section 311(b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of an Unrestricted Subsidiary or the removal of such designation in compliance with Section 311(b) shall be made by the Board of Directors pursuant to a Certified Resolution delivered to the Trustee and shall be effective as of the date specified in the applicable Certified Resolution, which shall not be prior to the date such Certified Resolution is delivered to the Trustee.

         (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions:

         (i) on a pro forma basis, the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 303(a);

         (ii)  such Subsidiary could then Incur, pursuant to clauses (ii),
    (iii) or (iv) of Section 304(a), all Indebtedness as to which it is obligated at such time;

         (iii)  no Default or Event of Default would occur or be continuing;
    and

         (iv) there exist no Liens with respect to the Property of such Subsidiary other than Liens permitted to be Incurred under Section 307.
    (c) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in any such Restricted Subsidiary ceasing to be a Subsidiary (other than a merger or consolidation with the Company or another Restricted Subsidiary) unless, after giving effect to such action, transaction or series of transactions, either:

         (i) (A) neither the Company nor any of its Affiliates (other than a Person that is an Affiliate by virtue of its ownership of Capital Stock or control of the Company) shall own any Capital Stock of such former Restricted Subsidiary or any successor in interest to the business thereof, and (B) there shall not exist any Indebtedness of the former Restricted Subsidiary or any successor in interest to the business thereof in favor of the Company or any of its Restricted Subsidiaries; or

         (ii) the Company and its Restricted Subsidiaries would be permitted to make a Restricted Payment in the amount of the aggregate Investment (excluding (A) any Investment to the extent of cash or the Fair Market Value of Property other than cash received by the Company or its Restricted Subsidiary, as the case may be, in respect of or as a repayment of such Investment, and (B) the amount of Indebtedness of the former Restricted Subsidiary received by the Company or its Restricted Subsidiaries as part of the consideration for the acquisition of the Capital Stock or assets of such former Restricted Subsidiary), if any, made in the former Restricted Subsidiary after the Initial Issue Date.

                                  ARTICLE IV.

                                  Redemption

         SECTION 401.  Redemption of the Notes.  Except as provided in this
Article IV and in the Notes, the Notes are not subject to redemption by the Company.

         On or after September 15, 2002, the Notes may, from time to time, be redeemed, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days' prior notice to Holders, at the redemption prices set forth below (expressed in percentages of the principal amount thereof), plus accrued and unpaid interest thereon, to the Redemption Date.

              Redemption Period                  Percentage
  ----------------------------------------       ----------
  September 15, 2002 to September 14, 2003         104.50%
  September 15, 2003 to September 14, 2004         103.00%
  September 15, 2004 to September 14, 2005         101.50%
  September 15, 2005 and thereafter                100.00%

         At any time prior to September 15, 2000 the Company, at its option, may redeem up to 33 1/3% of the aggregate principal amount of Initial Notes originally issued and may redeem up to 33 1/3% of the aggregate principal amount of Exchange Notes originally issued with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 109.00% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption provided, however, that after any such redemption at least 66 2/3% of the aggregate principal amount of the original issue of Initial or Exchange Notes, respectively, remains outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

         In addition, upon the occurrence of a Change of Control prior to September 15, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium. The Company shall give not less than 30 nor more than 60 days' prior notice to Holders of such redemption within 30 days following the applicable Change of Control.

         If less than all of the Notes are to be redeemed, the selection of the Notes to be redeemed shall be made by the Trustee in accordance with
Section 403. Notice of redemption will be mailed to the Holders, by first-class mail, at the addresses of such Holders as they appear on the Note Register.

         SECTION 402.   Notice to Trustee.

         In order to effect any redemption, the Company shall notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed and shall deliver to the Trustee an Officers' Certificate certifying resolutions of the Board of Directors authorizing the redemption and an Opinion of Counsel with respect to the due authorization of such redemption and that such redemption is being made in accordance with the Indenture and the Notes.

         The Company shall give the notice provided for in this Section 402 at least 60 days but not more than 90 days before each Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee).

         SECTION 403.   Selection of Notes to be Redeemed.

         If less than all the Notes are to be redeemed, the Trustee shall allocate the total principal amount of Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate to the Holders.

         The Trustee shall make the selection not more than 60 days but not less than 30 days before each Redemption Date from outstanding Notes not previously called for redemption or submitted for repurchase pursuant to
Section 305, 306, or 309.

         The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Supplemental Indenture No. 2 that apply to Notes called for redemption shall also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

         SECTION 404.   Notice of Redemption.

         At least 30 but not more than 60 days before a Redemption Date, the Company shall give a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

         (1)  the Redemption Date;

         (2)  the Redemption Price;

         (3)  the name and address of the Paying Agent;

         (4) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (5) that, unless the Company defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the specified Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Trustee or the Paying Agent of the Notes; and

         (6) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses (1), (2) and (3) above.

          SECTION 405.   Effect of Notice of Redemption.

          Once notice of redemption is mailed (after the Trustee has received the notice provided for in Section 402), the Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price and shall cease to bear interest from and after the Redemption Date (unless the Company shall fail to make payment of the Redemption Price on the Redemption
Date). Upon surrender to the Paying Agent such Notes shall be paid at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Dates therefor in accordance with the terms of the Notes and the provisions of Section 2.04 of the Indenture.

          SECTION 406.   Deposit of Redemption Price.

          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or Paying Agent (or if the Company acts as its own Paying Agent, shall segregate and hold in a separate trust fund for the sole benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price of all Notes to be redeemed on the Redemption Date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.
                                    34

          So long as the Company complies with the preceding paragraph and the other provisions of this Article, interest on the Notes to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under the Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

          The provisions of Section 12.06 of the Indenture shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Redemption Date for any Notes called for redemption pursuant to the provisions of this Article.

          SECTION 407. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver, at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 408.   Defeasance.

          The defeasance provisions of Article XII of the Indenture shall be applicable to the Notes.

                               ARTICLE V.

                     Additional Events of Default

          SECTION 501. (a) In addition to the Events of Default specified in clauses (a) - (f) of Section 6.01 of the Indenture, the following events are Events of Default with respect to the Notes and shall be subject to the procedures and other provisions applicable to the Events of Default contained in clauses (a) - (f) of such Section 6.01:

          (a) a default by the Company or any of its Significant Restricted Subsidiaries under, any bonds, debentures, mortgages, indentures, agreements or instruments, under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of the Company or any Significant Restricted Subsidiary, whether such indebtedness now exists or shall hereafter be created, and such indebtedness shall have been accelerated (or shall have matured) and such indebtedness remains unpaid, provided that the principal amount of such indebtedness with respect to which any such default and acceleration (or maturity) has occurred and is continuing, together with the principal amount of all other such indebtedness with respect to which such a default and acceleration (or maturity) has occurred and is continuing, aggregates $5,000,000 or more; or

          (b) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any of its Significant Restricted Subsidiaries in an uninsured aggregate amount in excess of $5,000,000 is not discharged, waived, stayed or satisfied for a period of 60 consecutive days.

                                     ARTICLE VI.

                                    Miscellaneous

          SECTION 601. The recitals of fact herein and in the Notes shall be taken as statements of the Company and shall not be construed as made by the Trustee.

          SECTION 602. THIS SUPPLEMENTAL INDENTURE NO. 2 AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 603. In case any one or more of the provisions contained in this Supplemental Indenture No. 2 or in the Notes should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

          SECTION 604. Wherever in this Supplemental Indenture No. 2 any of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 2 contained by or on behalf of the Company or the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

          SECTION 604a. For purposes of the Notes and this Supplemental Indenture No. 2, Section 2.02(a) of the Indenture is amended to read as follows:

          "(a) a Certified Resolution, or a Certified Resolution and Officers' Certificate, setting forth"

         SECTION 605. (a) This Supplemental Indenture No. 2 may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          (b) The descriptive headings of the several Articles of this Supplemental Indenture No. 2 were formulated, used and inserted in this Supplemental Indenture No. 2 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, all as of the day and year first above written.

                                   THE FIFTH THIRD BANK,
                                     as Trustee



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   ARMCO INC.


                                   By
                                     ------------------------------
                                     Name:
                                     Title:

STATE OF _____________   )


                         :    ss:
COUNTY OF ___________    )

          On the ____ day of __________, 1997, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________ ____________________; that he is a __________
of ___________, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                    ----------------------------------
                                              NOTARY PUBLIC

STATE OF _____________   )


                         :    ss:
COUNTY OF ___________    )

          On the ____ day of __________, 1997, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________ ____________________; that he is a __________
of ___________, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]


                                          -------------------------------
                                                   NOTARY PUBLIC

                                                             APPENDIX A

    FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A, INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7)) AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

            PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

                1. DEFINITIONS

                1.1 Definitions

    Capitalized terms used but not defined herein that are defined in the Supplemental Indenture to which this Appendix is attached shall have the meaning ascribed therein to such terms. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                "Definitive Note" means a certificated Note.

                "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                 "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Initial Purchasers" means Salomon Brothers Inc and Chase Securities Inc.

                 "Purchase Agreement" means the Purchase Agreement dated September 9, 1997, among the Company and the Initial Purchasers.

                 "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                 "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                 "Registration Agreement" means the Registration Agreement dated September 9, 1997, among the Company and the Initial Purchasers.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                 "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement.

                 "Transfer Restricted Notes" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.3(d) hereto. 1.2 Other Definitions

                                                                                                        Defined in
                                                 Term                                                    Section:
                                                 ----                                                   ----------
"Agent Members".......................................................................................       2.1(b)

"Cedel Bank"..........................................................................................       2.1(a)

"Euroclear"...........................................................................................       2.1(a)

"Global Note".........................................................................................       2.1(a)

"Regulation S"........................................................................................       2.1(a)

"Rule 144A"...........................................................................................       2.1(a)


    2. The Notes

    2.1 Form and Dating

    The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

    (a) Global Notes. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the global securities legend and restricted notes legend set forth in Exhibit 1 hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct)(and, in the case of Regulation S, for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank")), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

    (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

    The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

    Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Supplemental Indenture No. 2 with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

    (c) Definitive Notes. Except as provided in this Section 2.1 or Sections
2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Upon transfer of a Definitive Note to a QIB, such Definitive Note will, unless the Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.3.

    2.2 Authentication. The Trustee shall authenticate and deliver: (a) Initial Notes for original issue in an aggregate principal amount of $150,000,000 and (b) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Agreement, for a like principal amount of Initial Notes, in either case, upon a written order of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.08 of the Indenture.

    2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Debt Security Registrar with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Debt Security Registrar shall register the transfer or make the exchange as requested if the requirements set forth in the Indenture for such transaction are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

        (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

        (ii) in the case of Transfer Restricted Notes that are Definitive Notes, such Notes shall be (A) transferred or exchanged pursuant to an effective registration statement under the Securities Act or (B) shall be accompanied by the following additional information and documents, as applicable:

                (1) if such Transfer Restricted Notes are being delivered to the Debt Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Notes),
         (2) if such Transfer Restricted Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Notes), (3) if such Transfer Restricted Notes are being transferred to an accredited investor, a certification to that effect (in the form set forth on the reverse of the Notes) and a letter in the form of Annex A hereto or (4) if such Transfer Restricted Notes are being delivered to the Debt Security Registrar by a Holder for transfer pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (x) a certification to that effect (in the form set forth on the reverse of the Notes) and (y) if the Company so requests, evidence reasonably satisfactory to it as to the compliance therewith.

    (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments or transfer, in form satisfactory to the Trustee, together with:

        (i) in the case of Transfer Restricted Notes that are Definitive Notes, certification, (in the form set forth on the reverse of the Note), that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

        (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

    (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Supplemental Indenture No. 2 (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary (and Euroclear or Cedel Bank, if applicable) therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Debt Security Registrar a written order given in accordance with the Depositary's procedures (and the procedures of Euroclear or Cedel Bank, if applicable) containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Debt Security Registrar or Euroclear or Cedel Bank, if applicable, shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

        (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

       (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

    (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security. Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions from the Depositary or its nominee, pursuant to instructions from its direct or indirect participants or otherwise, and upon receipt by the Trustee of a written order of the person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of a beneficial interest in a Transfer Restricted Security only, the following additional information and documents:

        (i) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in the form set forth on the reverse of the Note); or

        (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Regulation S or pursuant to an effective registration statement under the Securities Act, to an accredited investor, a certification to that effect from the holder of such beneficial interest (in the form set forth on the reverse of the Note); or

       (iii) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Note) and if the Company so requests, evidence reasonably satisfactory to it as to compliance with such Rule, then the Trustee will cause the aggregate principal amount of the Global Security to be reduced, the Trustee shall promptly notify the Depositary of such action and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee, a Definitive Note.

        (e) Legend.

        (i) Except as permitted by the following paragraphs (ii), (iii) and
    (iv), each Note certificate evidencing the Global Notes and the Notes in certificated form (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER

    THE SECURITIES ACT ("REGULATION S")(AS INDICATED BY THE BOX CHECKED
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o) (2) OR RULE 902 UNDER) REGULATION S. THE HOLDER HEREOF BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION AGREEMENT, DATED SEPTEMBER 9, 1997 RELATING TO THE NOTES."

         Each Definitive Note will also bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to clause (3), (5) or (6) of the foregoing legend:

            (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

            (B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 or Regulation S, if applicable (such certification to be in the form set forth on the reverse of the Initial Note).

         (iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial
    Note issued to certain Holders be issued in global form will cease to apply, and an Initial Note in certificated or global form without legends will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Notes without legends.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which certain Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted notes legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Notes without legends.

    (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated or Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated or Definitive Notes, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

    (f) Obligations with Respect to Transfers and Exchanges of Notes.

        (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes in certificated form and Global Notes at the Debt Security Registrar's request.

        (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.08).

       (iii) The Debt Security Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase Notes or 15 days before an interest payment date.

        (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Debt Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

        (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture No. 2 shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture No. 2 as the Notes surrendered upon such transfer or exchange.

        (g) No Obligation of the Trustee.

        (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

        (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture No. 2 or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture No. 2, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

    2.4 Certificated Notes

            (a) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Notes in certificated form in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Notes in certificated form under this Supplemental Indenture No. 2.

            (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the restricted notes legend set forth in Exhibit 1 hereto.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Supplemental Indenture No. 2 or the Notes.

            (d) In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

                                                       Exhibit 1 to Appendix A

                          FORM OF FACE OF INITIAL NOTE

                             [Global Notes Legend]

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S")(AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE

                                       A-1-1

CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (A) (1),
(2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE, WHICH MAY BE OBTAINED FROM THE TRUSTEE, IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN ACCREDITED INVESTOR AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
(3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o) (2) OR RULE 902 UNDER) REGULATION S THE HOLDER HEREOF BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION AGREEMENT, DATED SEPTEMBER 9, 1997 RELATING TO THE NOTES.


     [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE DEBT SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]1

------------------------
(1) Include if a Definitive Note to be held by an IAI.

                                 A-1-2

REGISTERED                                                          REGISTERED

                                   ARMCO INC.

No                                                          CUSIP
  --------------------                                           -------------

                             9% Senior Note Due 2007

    ARMCO INC., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse
hereof), for value received, hereby promises to pay to         or registered
             assigns, the principal sum of [indicated on Schedule A hereof]*
[of       Dollars]** on September 15, 2007, and to pay interest thereon in arrears from the date of original issuance hereof or from the most recent date to which interest has been paid or duly provided for, semiannually on March 15 and September 15 (each hereinafter called an "Interest Payment Date") in each year commencing March 15, 1998 at the rate of 9% per annum until the principal hereof is paid or made available for payment.

    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case maybe, next preceding such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of the Notes not less than ten days preceding such special record date.

    Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Security Register related to the Notes and provided, further, that at the option of any Holder of Notes, payment of interest to such Holder will be made by wire transfer to an account designated

------------------------
*   Applicable to Global Notes only.
**  Applicable to certified notes only.

                                          A-1-3
by such Holder. So long as payments of interest are made by check or wire transfer, the Company need not maintain an office or agency for the payment of interest in the Borough of Manhattan, City and State of New York.

       Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

       This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

        (IN) WITNESS WHEREOF, Armco Inc. has caused this Note to be signed manually or by facsimile by its Chairman of the Board or its President or one of its Corporate Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: September 12, 1997

                                           ARMCO INC.

[SEAL]

Attest:                                    By
                                             ------------------------------
                                             Name:
                                             Title:

By
Name:
Title:

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This Note is one of the Debt Securities described in the within-mentioned Indenture.

                                             The Fifth Third Bank,
                                                as Trustee

                                             By
                                               -------------------------------
                                               Authorized Officer

                                  A-1-4

                       FORM OF REVERSE OF INITIAL NOTE

                                 ARMCO INC.

                          (9)% Senior Note Due 2007

          This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Debt Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1992, as supplemented by Supplemental Indenture No. 1 dated as of October 1, 1992 and by Supplemental Indenture No. 2 dated as of September 1, 1997 ("Supplemental Indenture No. 2") (together, as so supplemented, the "Indenture"), duly executed and delivered by the Company to the Fifth Third Bank, as trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates (if any) which interest may be payable at different times, may be subject to different redemption, repurchase or purchase provisions (if any), may be subject to different sinking or analogous funds, may be subject to different covenants and Events of Default, may be subject to different defeasance provisions, and may otherwise vary as in the Indenture provided. This Note is one of an issue of Debt Securities designated as the "9% Senior Notes Due 2007" of the Company (herein called the "Notes") issued under the Indenture, limited in aggregate principal amount to $150,000,000. Pursuant to a Registration Agreement dated September 9, 1997, the Company has agreed to use its best efforts to exchange its 9% Senior Exchange Notes Due 2007 (the "Exchange Notes") for a like principal amount of the Notes. The Notes and the Exchange Notes will be treated for all purposes of the Indenture as one series of Debt Securities.

          On or after September 15, 2002, the Notes may, from time to time, be redeemed, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days' prior notice to Holders, at the redemption prices set forth below (expressed in percentages of the principal amount thereof), plus accrued and unpaid interest thereon, to the Redemption Date.

                                          Redemption Period                                             Percentage
                                          -----------------                                             ----------
September 15, 2002 to September 14, 2003..............................................................      104.50%
September 15, 2003 to September 14, 2004..............................................................      103.00%
September 15, 2004 to September 14, 2005..............................................................      101.50%
September 15, 2005 and thereafter.....................................................................      100.00%

    At any time prior to September 15, 2000 the Company, at its option, may redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued with the net proceeds from one or more Equity Offerings of the Company at a redemption price equal to 109.00% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption provided, however, that after any such redemption at least 66 2/3% of the aggregate

                                   A-1-5
principal amount of the original issue of the Notes remains outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

    In addition, upon the occurrence of a Change of Control prior to September 15, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium. The Company shall give not less than 30 nor more than 60 days' prior notice to Holders of such redemption within 30 days following the applicable Change of Control.

    Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, pursuant to the Change of Control Offer described in Section 305 of Supplemental Indenture No. 2 at the Repurchase Price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. The Holder's right of repurchase referred to in this paragraph is as provided in and subject to the terms of the Indenture.

    The Indenture contains certain covenants which restrict (among other things) the ability of Armco and certain of its Subsidiaries to enter into or permit certain transactions with Affiliates, make certain Investments, pay dividends, or make other Restricted Payments, Incur Indebtedness, issue preferred stock of Restricted Subsidiaries, enter into Sale and Leaseback Transactions, enter into certain Asset Sales, Incur Liens, impose restrictions on distributions from Restricted Subsidiaries and consummate mergers or sell, transfer or convey all or substantially all of the Company's assets.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of Debt Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, from time to time and at any time to enter into supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of such series to be affected; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of any interest thereon, or reduce the principal amount thereof or any premium payable upon redemption thereof, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that initially provided for in such Debt Security, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities of a series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debt Securities of such series then outstanding.

                                   A-1-6

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

    The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge.

    Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, City and State of New York, the Company shall execute and the Trustee shall authenticate and deliver a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company has initially appointed the Trustee as Debt Security Registrar, paying agent and agent for notice of service and demand in respect of the Notes. So long as the Trustee continues to serve as the Debt Security Registrar or a paying agent, payment of principal, premium, if any, and interest, exchanges and registrations of transfer and tender of Notes for redemption may be made at the principal corporate trust office of the Trustee in addition to any other office or agency that the Company is required to maintain pursuant to the terms of the Indenture or this Note.

    The Company, the Trustee, any paying agent and any Debt Security Registrar in respect of the Notes may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debt Security Registrar in respect of the Notes), for the purpose of receiving payment as provided herein, and for all other purposes neither the Company nor the Trustee nor any paying agent nor any Debt Security Registrar in respect of the Notes shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge the liability for moneys payable on this Note.

    No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                    A-1-7

    THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

    All terms used in this Note (and not otherwise defined in this Note) that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          ----------------------------

                            CERTIFICATE OF TRANSFER

                    (To be executed by the registered holder
                  if such holder desires to transfer this Note)

-------------------------
-------------------------
New York, New York ______

    FOR VALUE RECEIVED _____________________________________ hereby sells, assigns and transfers unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
        TAX IDENTIFYING NUMBER OF TRANSFEREE


------------------------------------------------------------------------------


------------------------------------------------------------------------------
               (Please print name and address of transferee)


------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Debt Security Register relating to this Note, with full power of substitution.

Dated:
       ---------------------------           ---------------------------------
                                             Signature

                                             ---------------------------------
                                             Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                     A-1-8

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

    1. Pursuant to Section 305 of Supplemental Indenture No. 2,

  / / the undersigned hereby elects to have the entire principal amount of this Note repurchased by the Company.

  / / the undersigned hereby elects to have $         of this Note repurchased
      by the Company (such specified amount must be in an integral multiple of $1000).

    2. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount specified in paragraph 1 above plus accrued and unpaid interest hereon, if any, to the Change of Control Payment Date and to deliver to it a new Note of this series in an aggregate principal amount equal to the untendered portion, if any, this Note.

Dated:
       ----------------------------                ---------------------------
                                                   Signature

                                                   ---------------------------
                                                   Signature Guaranteed:

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

    [CHECK ONE BOX BELOW]

(1)    / /        to the Company; or

(2)    / /        pursuant to an effective registration statement under the
                  Securities Act of 1933 (the "Securities Act"); or

(3)    / /        inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act
                  ("Rule 144A")) ("QIB") that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

                                      A-1-9

(4)    / /        outside the United States in an offshore transaction within the meaning of RegulationS under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)    / /        to an institutional "accredited investor" (as defined in
                  Schedule 501 (a)(1), (2), (3) or (7) under the Securities
                  Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements
                  (the form of which appears as Annex A to Supplemental
                  Indenture No.2); or

(6)    / /        pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act ("Rule 144").

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.


                                               -------------------------------
                                                          SIGNATURE

Signature Guarantee:


--------------------------------               -------------------------------
SIGNATURE MUST BE GUARANTEED                               SIGNATURE

------------------------------------------------------------------------------

                                    A-1-10

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

    The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------------------       ----------------------------------
                                            NOTICE: To be executed by an
                                                    executive officer


                                       A-1-11

                           [TO BE ATTACHED TO GLOBAL NOTES]

                 SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The initial principal amount at maturity of this Global Note shall be $
      . The following increases or decreases in this Global Note have been made:

                                                                    PRINCIPAL AMOUNT OF        SIGNATURE OF
                  AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN            THIS                 AUTHORIZED
                   PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF     GLOBAL NOTE FOLLOWING   SIGNATORY OF TRUSTEE
    DATE OF                THIS                    THIS              SUCH DECREASE OR               OR
    EXCHANGE           GLOBAL NOTE             GLOBAL NOTE               INCREASE          SECURITIES CUSTODIAN
----------------  ----------------------  ----------------------  -----------------------  ---------------------

                                      A-1-12

                                                       EXHIBIT 2 TO APPENDIX A

                         FORM OF FACE OF EXCHANGE NOTE

                            [Global Notes Legend]

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

REGISTERED                                                          REGISTERED

                                   ARMCO INC.

No _____                                                             $ _______

                         9% Senior Exchange Note Due 2007

    ARMCO INC., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns,
the principal sum of [indicated on Schedule A hereof]* [of       Dollars]**
on September 15, 2007, and to pay interest thereon in arrears from the date of original issuance hereof or from the most

---------------------------
*  Applicable to Global Notes only.
** Applicable to certificated notes only.

                                     A-2-1
recent date to which interest has been paid or duly provided for, semiannually on March 15 and September 15 (each hereinafter called an "Interest Payment Date") in each year commencing March 15, 1998 at the rate of 9% per annum until the principal hereof is paid or made available for payment.

    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case maybe, next preceding such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of the Notes not less than ten days preceding such special record date.

    Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Security Register related to the Notes and provided, further, that at the option of any Holder of Notes, payment of interest to such Holder will be made by wire transfer to an account designated by such Holder. So long as payments of interest are made by check or wire transfer, the Company need not maintain an office or agency for the payment of interest in the Borough of Manhattan, City and State of New York.

    Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

    IN WITNESS WHEREOF, Armco Inc. has caused this Note to be signed manually or by facsimile by its Chairman of the Board or its President or one of its Corporate Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, and has caused its corporate seal to be affixed hereunto or imprinted hereon.

DATED

                                   ARMCO INC.

[SEAL]

                                    A-2-2

Attest:                                     By
                                               -------------------------------
                                            Name:
                                            Title: [Chairman of the Board]

By
Name:
Title: [Treasurer]

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This Note is one of the Debt Securities described in the within-mentioned Indenture.

                                          The Fifth Third Bank,
                                            as Trustee


                                          By
                                            --------------------------------
                                            Authorized Officer

                                       A-2-3

                        FORM OF REVERSE OF EXCHANGE NOTE

                                   ARMCO INC.

                        9% Senior Exchange Note Due 2007

    This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Debt Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1992, as supplemented by Supplemental Indenture No. 1 dated as of October 1, 1992 and by Supplemental Indenture No. 2 dated as of September 1, 1997 ("Supplemental Indenture No. 2") (together, as so supplemented, the "Indenture"), duly executed and delivered by the Company to the Fifth Third Bank, as trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates (if any) which interest may be payable at different times, may be subject to different redemption, repurchase or purchase provisions (if any), may be subject to different sinking or analogous funds, may be subject to different covenants and Events of Default, may be subject to different defeasance provisions, and may otherwise vary as in the Indenture provided. This Note is one of an issue of Debt Securities designated as the "9% Senior Exchange Notes Due 2007" of the Company (herein called the "Notes") issued under the Indenture, limited in aggregate principal amount to $150,000,000. The Notes were originally issued pursuant to an exchange offer for the Company's 9% Senior Notes Due 2007 (the "Initial Notes"). The Notes and the Initial Notes will be treated for all purposes of the Indenture as one series of Debt Securities.

    On or after September 15, 2002, the Notes may, from time to time, be redeemed, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days' prior notice to Holders, at the redemption prices set forth below (expressed in percentages of the principal amount thereof), plus accrued and unpaid interest thereon, to the Redemption Date.

                                          REDEMPTION PERIOD                                             PERCENTAGE
                                          -----------------                                             ----------
September 15, 2002 to September 14, 2003..............................................................      104.50%
September 15, 2003 to September 14, 2004..............................................................      103.00%
September 15, 2004 to September 14, 2005..............................................................      101.50%
September 15, 2005 and thereafter.....................................................................      100.00%

    At any time prior to September 15, 2000 the Company, at its option, may redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued with the net proceeds from one or more Equity Offerings of the Company at a redemption price equal to 109.00% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption provided, however, that after any such redemption at least 66 2/3% of the aggregate

                                     A-2-4
principal amount of the original issue of the Notes remains outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

    In addition, upon the occurrence of a Change of Control prior to September 15, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium. The Company shall give not less than 30 nor more than 60 days' prior notice to Holders of such redemption within 30 days following the applicable Change of Control.

    Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, pursuant to the Change of Control Offer described in Section 305 of Supplemental Indenture No. 2 at the Repurchase Price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. The Holder's right of repurchase referred to in this paragraph is as provided in and subject to the terms of the Indenture.

    The Indenture contains certain covenants which restrict (among other things) the ability of Armco and certain of its Subsidiaries to enter into or permit certain transactions with Affiliates, make certain Investments, pay dividends, or make other Restricted Payments, Incur Indebtedness, issue preferred stock of Restricted Subsidiaries, enter into Sale and Leaseback Transactions, enter into certain Asset Sales, Incur Liens, impose restrictions on distributions from Restricted Subsidiaries and consummate mergers or sell, transfer or convey all or substantially all of the Company's assets.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of Debt Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, from time to time and at any time to enter into supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of such series to be affected; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of any interest thereon, or reduce the principal amount thereof or any premium payable upon redemption thereof, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that initially provided for in such Debt Security, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities of a series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debt Securities of such series then outstanding.

                                  A-2-5

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

    The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge.

    Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, City and State of New York, the Company shall execute and the Trustee shall authenticate and deliver a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company has initially appointed the Trustee as Debt Security Registrar, paying agent and agent for notice of service and demand in respect of the Notes. So long as the Trustee continues to serve as the Debt Security Registrar or a paying agent, payment of principal, premium, if any, and interest, exchanges and registrations of transfer and tender of Notes for redemption may be made at the principal corporate trust office of the Trustee in addition to any other office or agency that the Company is required to maintain pursuant to the terms of the Indenture or this Note.

    The Company, the Trustee, any paying agent and any Debt Security Registrar in respect of the Notes may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debt Security Registrar in respect of the Notes), for the purpose of receiving payment as provided herein, and for all other purposes neither the Company nor the Trustee nor any paying agent nor any Debt Security Registrar in respect of the Notes shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge the liability for moneys payable on this Note.

    No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                     A-2-6

    THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

    All terms used in this Note (and not otherwise defined in this Note) that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             ------------------------

                              CERTIFICATE OF TRANSFER

                    (To be executed by the registered holder
                  if such holder desires to transfer this Note)

-----------------------
-----------------------
New York, New York ____

FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
        TAX IDENTIFYING NUMBER OF TRANSFEREE


------------------------------------------------------------------------------


------------------------------------------------------------------------------
                 (Please print name and address of transferee)

------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does
hereby irrevocably constitute and appoint       Attorney to transfer this
Note on the Debt Security Register relating to this Note, with full power of substitution.

Dated:
       ---------------------------         -----------------------------------
                                           Signature


                                           -----------------------------------
                                           Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                     A-2-7

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

    1. Pursuant to Section 305 of Supplemental Indenture No. 2,

 / / the undersigned hereby elects to have the entire principal amount of this Note repurchased by the Company.

 / /   the undersigned hereby elects to have $         of this Note
       repurchased by the Company (such specified amount must be in an integral multiple of $1000).

    2. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount specified in paragraph 1 above plus accrued and unpaid interest hereon, if any, to the Change of Control Payment Date and to deliver to it a new Note of this series in an aggregate principal amount equal to the untendered portion, if any, this Note.

Dated:
       --------------------------          ----------------------------------
                                           Signature


                                           ----------------------------------
                                           Signature Guaranteed:

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      A-2-8

                          [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The initial principal amount at maturity of this Global Note shall be $
      . The following increases or decreases in this Global Note have been made:

                                                                    PRINCIPAL AMOUNT OF     SIGNATURE OF AUTHO-
                  AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN            THIS                    RIZED
                   PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF     GLOBAL NOTE FOLLOWING   SIGNATORY OF TRUSTEE
    DATE OF                THIS                    THIS              SUCH DECREASE OR               OR
    EXCHANGE           GLOBAL NOTE             GLOBAL NOTE               INCREASE          SECURITIES CUSTODIAN
----------------  ----------------------  ----------------------  -----------------------  ---------------------

                                     A-2-9

                                                                       ANNEX A

               Form of Non-Distribution Letter for U.S. Purchasers

                                                     __________________ , 199_

Armco Inc.
One Oxford Centre
301 Grant Street
Pittsburgh, PA 15219-1415

The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263

Re: Purchase of 9% Senior Notes Due 2007 of Armco Inc. (the "Company")

Ladies and Gentlemen:

    In connection with our proposed purchase of $         aggregate principal
amount of 9% Senior Notes Due 2007 (the "Senior Notes") of Armco Inc., an Ohio corporation (the "Company"), we confirm that:

    1. We understand that the Senior Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (i) that such Senior Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (ii) that if within two years after the date of the original issuance of the Senior Notes or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act ("Rule 144")) of the Company we decide to resell, pledge or otherwise transfer such Senior Notes, such Senior Notes may be resold, pledged or transferred only
(A) to the Company, (B) so long as the Senior Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Senior Notes), (C) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Senior Notes), (D) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Senior Notes) which has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Senior Notes

                                       Annex A-1
for investment purposes and not for distribution, (E) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable), or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Senior Notes from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Senior Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

    2. We acknowledge that (i) neither the Company, nor the Initial Purchasers (as defined in the Offering Memorandum dated September 9, 1997 relating to the Senior Notes (the "Offering Memorandum")) nor any person acting on behalf of the Company or the Initial Purchasers has made any representation to us with respect to the Company or the offer or sale of any Senior Notes and (ii) any information we desire concerning the Company and the Senior Notes or any other matter relevant to our decision to purchase the Senior Notes (including a copy of the Offering Memorandum) is or has been made available to us.

    3. We are able to fend for ourselves in the transactions contemplated by the Offering Memorandum, we have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

    4. We understand that the minimum principal amount of Senior Notes that may be purchased by an institutional accredited investor is $250,000.

    5. We understand that the Company, each of the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Senior Notes, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers. If we are acquiring the Senior Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

    6. We understand that (a) the Senior Notes will be in registered form only and that any certificates delivered to us will bear a legend substantially to the effect set forth in the Offering Memorandum and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Senior Notes pursuant to an exemption from registration under the Securities Act provided by Rule 144 or pursuant to an effective registration statement.

    7. We are acquiring the Senior Notes purchased by us for investment purposes and not for distribution, for our own account or for one or more accounts as to which

                                    Annex A-2
we exercise sole investment discretion and we are or such account is an institutional accredited investor.

    8. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                        VERY TRULY YOURS,


                                        -----------------------------------
                                        NAME OF PURCHASER

                                        By:
                                           ---------------------------------

                                        Date:
                                              ------------------------------

                                   Annex A-3